Exhibit 5.1

12670 High Bluff Drive
San Diego, California 92130
Tel: +1.858.523.5400 Fax: +1.858.523.5450
www.lw.com
FIRM / AFFILIATE OFFICES
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Boston        Munich
Brussels        New York
Century City    Orange County
Chicago        Paris
Dubai        Riyadh
Düsseldorf        San Diego
Frankfurt        San Francisco
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Houston        Silicon Valley
London        Singapore
Los Angeles    Tokyo
Madrid        Washington, D.C.
Milan

August 8, 2019

Ligand Pharmaceuticals Incorporated
3911 Sorrento Valley Boulevard, Suite 110
San Diego, CA 92121

Re:
Registration Statement on Form S-8: 820,000 Shares of Common Stock, par value $0.001 per share to be registered under the Ligand Pharmaceuticals Incorporated 2002 Stock Incentive Plan, as amended and restated

Ladies and Gentlemen:

We have acted as special counsel to Ligand Pharmaceuticals Incorporated, a Delaware corporation (the “Company”), in connection with the proposed issuance of 820,000 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”), issuable pursuant to the Company’s 2002 Stock Incentive Plan, as amended and restated (the “2002 Plan”). The Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on August 8, 2019 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein only as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

August 8, 2019 Page 2

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients, or certificates representing the Shares have been manually signed by an authorized officer of the transfer agent and registrar therefor, and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Shares, and when the Shares have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the 2002 Plan, the issuance and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP